UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2015, in connection with the separation of eBay Inc.’s (“eBay”) payments business through the distribution of 100% of the outstanding common stock, par value $0.0001 per share, of PayPal Holdings, Inc., a wholly owned subsidiary of eBay (“PayPal”), to eBay’s stockholders (the “Distribution”), eBay entered into several agreements with PayPal that govern the relationship of the parties following the Distribution, including the following:

•	Operating Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Intellectual Property Matters Agreement.

A summary of certain material features of the agreements can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with eBay” in PayPal’s Information Statement dated June 29, 2015 (the “Information Statement”), which is included as Exhibit 99.1 to eBay’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2015. This summary is incorporated by reference into this Item 1.01 as if restated in full. This summary is qualified in its entirety by reference to the Operating Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Matters Agreement, which are included with this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

At 11:59 p.m., New York City time, on July 17, 2015, eBay effected the Distribution and completed the separation of PayPal from eBay. PayPal is now an independent public company trading under the symbol “PYPL” on The NASDAQ Stock Market. The Distribution was made to eBay stockholders of record as of the close of business on July 8, 2015 (the “Record Date”), who received one share of PayPal common stock for each share of eBay common stock held as of the Record Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

As previously reported in the Current Report on Form 8-K filed by eBay on June 18, 2015, in connection with the Distribution, Jonathan Christodoro, Scott D. Cook, David W. Dorman, John J. Donahoe, Gail J. McGovern, David M. Moffett and Frank D. Yeary resigned as directors of eBay effective as of the Distribution. In addition, as previously disclosed, and in each case effective as of the Distribution:

•	Robert H. Swan and Devin N. Wenig were appointed to the eBay board of directors (the “eBay Board”);

•	Pierre M. Omidyar resigned as Chairman of the eBay Board (while remaining a member of the eBay Board); and

•	Thomas J. Tierney was appointed as the Non-executive Chairman of the eBay Board.

As a result of these resignations and appointments, the eBay Board currently consists of Fred D. Anderson, Edward W. Barnholt, Anthony J. Bates, Bonnie S. Hammer, Kathleen C. Mitic, Pierre M. Omidyar, Robert H. Swan, Thomas J. Tierney, Perry Traquina and Devin N. Wenig. In connection with the resignations and appointments described above, the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee of the eBay Board were reconstituted, effective as of the Distribution, as follows:

Audit Committee

Fred D. Anderson (Chair)

Bonnie S. Hammer

Perry Traquina

Corporate Governance and Nominating Committee

Kathleen C. Mitic (Chair)

Thomas J. Tierney

Perry Traquina

Compensation Committee

Edward W. Barnholt (Chair)

Anthony J. Bates

Kathleen C. Mitic

Thomas J. Tierney

Resignation and Appointment of Officers

As previously reported in the Current Report on Form 8-K filed by eBay on June 18, 2015, John J. Donahoe, eBay’s President and Chief Executive Officer, Robert H. Swan, eBay’s Senior Vice President, Finance and Chief Financial Officer, Elizabeth L. Axelrod, eBay’s Senior Vice President, Human Resources, Michael R. Jacobson, eBay’s Senior Vice President, Legal Affairs, General Counsel and Secretary, and Alan L. Marks, eBay’s Senior Vice President, Corporate Communications, resigned from their positions as executive officers of eBay effective immediately prior to the Distribution.

In addition, as previously reported in such Form 8-K, Devin N. Wenig was appointed as eBay’s President and Chief Executive Officer and Scott Schenkel was appointed as eBay’s Senior Vice President, Chief Financial Officer, in each case effective immediately prior to the Distribution.

Item 9.01	Financial Statements and Exhibits

(b)

The unaudited pro forma consolidated financial information of eBay giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1

(d) Exhibits

Exhibit Number	Description

10.1	Operating Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S. dated July 17, 2015

10.2	Transition Services Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.3	Tax Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.4	Employee Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.5	Intellectual Property Matters Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S. dated as of July 17, 2015

99.1	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	EBAY INC.

/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Operating Agreement by and among eBay Inc., eBay International AG, PayPal Holdings, Inc., PayPal, Inc., PayPal Pte. Ltd. and PayPal Payments Pte. Holdings S.C.S. dated as of July 17, 2015

10.2	Transition Services Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.3	Tax Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.4	Employee Matters Agreement by and between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

10.5	Intellectual Property Matters Agreement between eBay Inc. and PayPal Holdings, Inc. dated as of July 17, 2015

99.1	Unaudited pro forma consolidated financial information

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